Exhibit 99.1

Mimecast Announces Fourth Quarter and Full Year 2020 Financial Results

Fourth Quarter Highlights

•	Total revenue of $114.2 million grew 24% year-over-year on a GAAP basis and 26% in constant currency
•	Added 1,200 net new customers. Total customers 38,100 globally
•	Revenue retention rate of 107%
•	GAAP gross profit percentage of 74%, Non-GAAP gross profit percentage of 76%
•	GAAP EPS of $0.04 per diluted share, Non-GAAP EPS of $0.15 per diluted share

Lexington, MA – May 11, 2020 (GLOBE NEWSWIRE) Mimecast Limited (NASDAQ: MIME), a leading email and data security company, today announced financial results for the fourth quarter and full year ended March 31, 2020.

“We are delighted to have added 3,700 net new customers to the Mimecast platform in 2020, including 1,200 in the fourth quarter, as we work to strengthen cyber resilience.  This new customer growth combined with high customer retention was central to our fourth quarter overachievement relative to our guidance. We are adapting to the global COVID-19 pandemic, supporting our teams and providing the resources to serve our customers at the highest level,” stated Peter Bauer, CEO of Mimecast.

Mimecast’s CFO, Rafe Brown, commented, “We recorded another year of record revenue and profitability, improving our bottom line and driving growth.”

Fourth Quarter 2020 Financial Highlights

•

Revenue: Revenue for the fourth quarter of 2020 was $114.2 million, an increase of 24% compared to revenue of $92.2 million in the fourth quarter of 2019. Revenue on a constant currency basis increased 26% compared to the fourth quarter of 2019.

•	Customers: Added 1,200 net new customers in the fourth quarter of 2020, and now serve 38,100 organizations globally.
•	Revenue Retention Rate: Revenue retention rate was 107% in the fourth quarter of 2020.
•	Gross Profit Percentage: Gross profit percentage was 74% in the fourth quarter of 2020, compared to 73% in the fourth quarter of 2019.
•	Non-GAAP Gross Profit Percentage: Non-GAAP gross profit percentage was 76% in the fourth quarter of 2020, compared to 74% in the fourth quarter of 2019.
•

Net Income: Net income was $2.5 million, or $0.04 per diluted share, based on 64.4 million diluted shares outstanding, compared to net loss of $1.9 million, or $(0.03) per diluted share, based on 60.7 million diluted shares outstanding in the fourth quarter of 2019.

•

Non-GAAP Net Income: Non-GAAP net income was $9.7 million, or $0.15 per diluted share, based on 64.4 million diluted shares outstanding, compared to non-GAAP net income of $4.6 million or $0.07 per diluted share, based on 63.3 million diluted shares outstanding in the fourth quarter of 2019.

•	Adjusted EBITDA: Adjusted EBITDA was $24.0 million, representing an Adjusted EBITDA margin of 21.0%, up from 17.1% in the fourth quarter of 2019.
•	Operating Cash Flow: Operating cash flow was $25.0 million in the fourth quarter of 2020, compared to $18.3 million in the fourth quarter of 2019.
•

Free Cash Flow and Cash: Free cash flow was $12.1 million in the fourth quarter of 2020, compared to $13.4 million in the fourth quarter of 2019. Cash and cash equivalents as of March 31, 2020 were $174.0 million.

Full Year 2020 Financial Highlights

•	Revenue: Revenue for 2020 was $427.0 million, an increase of 25% compared to $340.4 million of revenue in 2019. Revenue on a constant currency basis increased 28% compared to 2019.
•	Customers: Added 3,700 net new customers in 2020.
•	Revenue Retention Rate: Revenue retention rate was 107% for 2020.
•	Gross Profit Percentage: Gross profit percentage was 74% in 2020, compared to 73% in 2019.
•	Non-GAAP Gross Profit Percentage: Non-GAAP gross profit percentage was 76% in 2020, compared to 74% in 2019.
•

Net Loss: Net loss was $2.2 million, or $(0.04) per diluted share, based on 62.0 million diluted shares outstanding, compared to net loss of $7.0 million, or $(0.12) per diluted share, based on 60.0 million diluted shares outstanding in 2019.

•

Non-GAAP Net Income: Non-GAAP net income was $31.9 million, or $0.50 per diluted share, based on 64.0 million diluted shares outstanding, compared to non-GAAP net income of $16.4 million or $0.26 per diluted share, based on 62.8 million diluted shares outstanding in 2019.

•	Adjusted EBITDA: Adjusted EBITDA was $78.1 million, representing an Adjusted EBITDA margin of 18.3%, up from 15.9% in 2019.
•	Operating Cash Flow: Operating cash flow was $90.5 million for 2020, compared to $66.2 million for 2019.
•	Free Cash Flow: Free cash flow was $37.3 million for 2020, compared to $37.4 million for the full year 2019.

Reconciliations of the non-GAAP financial measures provided in this press release to their most directly comparable GAAP financial measures are provided in the financial tables included at the end of this press release. An explanation of these measures and how they are calculated is also included under the heading “Non-GAAP Financial Measures.”

Business Highlights

•

Mimecast Email Security for Microsoft Azure Sentinel, a pre-built open API integration to consolidate logs, threats and audit data in Sentinel, is now live and available for download.  This new integration further enhances cyber resilience for joint customers.

•	Tim McCarthy joins Mimecast as SVP of North American Sales. Previously Tim was Vice President, Americas Web Division, at Akamai Technologies.
•	Bradon Rogers joins Mimecast as SVP of Global Sales Engineering. Formerly Bradon held senior leadership roles at Symantec and McAfee and brings over 20 years of experience to Mimecast.
•

Mimecast’s Brand Exploit Protect service was popular with customers of all sizes to bolster their cyber resilience.  This new service is the cornerstone of our Email Security 3.0, Zone 3 protection that defends against and removes imposter websites that seek to exploit and defraud customer brands.

•

Mimecast’s Cyber Resilience Think Tank released a new report on the transformation of the Security Operations Center (SOC) and outlines how technology and automation are interdependent with the human element.

•	Mimecast Targeted Threat Protection added 1,300 new subscriptions in the fourth quarter. In total, 28,200 customers now use the service.
•	Mimecast Web Security added 300 new subscriptions in the fourth quarter. In total 600 customers now use the service.
•	On average, Mimecast customers used 3.3 services in the fourth quarter of 2020. This represents an increase from the average of 3.1 services used by customers in the fourth quarter of 2019.

Business Outlook

Mimecast is providing guidance for the first quarter 2021 and fiscal year 2021.

First Quarter 2021 Guidance:

For the first quarter of 2021, revenue is expected to be in the range of $112.8 million to $113.8 million and constant currency revenue growth is expected to be in the range of 19% to 20%. Adjusted EBITDA for the first quarter is expected to be in the range of $23.5 million to $24.5 million. Our revenue guidance for the first quarter is based on exchange rates as of April 30, 2020, and includes an estimated negative impact of $4.8 million resulting from the strengthening of the U.S. dollar compared to the prior year.

Fiscal Year 2021 Guidance:

For the full year 2021, revenue is expected to be in the range of $475.0 million to $485.0 million and constant currency revenue growth is expected to be in the range of 15% to 17%. Foreign exchange rate fluctuations are negatively impacting this guidance by an estimated $15.5 million compared to the rates in effect in the prior year.  On a constant currency basis, we are reducing our full year 2021 revenue guidance by approximately $11 million reflecting the current economic environment.  Revenue guidance is also being negatively impacted by approximately $19 million due to foreign exchange resulting in a $30 million reduction to 2021 revenue from prior guidance provided at our investor day in February.

Full year 2021 Adjusted EBITDA is expected to be in the range of $94 million to $96 million. Operating cash flow for the full year 2021 is expected to be in the range of $109 million to $112 million. Free Cash Flow for the full year 2021 is expected to be in the range of $76.0 million to $78.0 million.

GAAP net income (loss) is the most comparable GAAP measure to Adjusted EBITDA. Adjusted EBITDA differs from GAAP net income (loss) in that it excludes depreciation, amortization, disposals and impairment of long-lived assets, acquisition-related gains and expenses, litigation-related expenses, share-based compensation expense, restructuring expense, interest income and interest expense, the provision for income taxes and foreign exchange income (expense). Prior to the adoption of Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842) (ASC 842), on April 1, 2019, Adjusted EBITDA also included rent paid in the period related to locations which had been accounted for as build-to-suit facilities. Mimecast is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort. Therefore, Mimecast has not provided guidance for GAAP net income (loss) or a reconciliation of forward-looking Adjusted EBITDA guidance to GAAP net income (loss).

The financial guidance provided above includes forward-looking statements within the meaning of U.S. securities laws. While the financial guidance considers the anticipated impact of the global COVID-19 pandemic, the societal and economic impact of the pandemic is unprecedented and the future effect of the pandemic on the global economy and Mimecast’s financial results is highly uncertain. Mimecast’s actual results may differ materially. See “Safe Harbor for Forward-Looking Statements” below.

Conference Call and Webcast Information

Mimecast will host a conference call to discuss these financial results for investors and analysts at 4:30 pm EST (UTC-05:00) on May 11, 2020.  To access the conference call, dial (844) 402-0879 for the U.S. and Canada and (478) 219-0767 for international callers and enter conference ID# 1087848.  The call will also be webcast live on the investor relations section of the Company’s website https://investors.mimecast.com.  An audio replay of the call will be available two hours after the live call ends by dialing (855) 859-2056 for U.S. and Canada and (404) 537-3406 for international callers and entering conference ID# 1087848.  In addition, an archive of the webcast will be available on the investor relations section of the Company’s website https://investors.mimecast.com.

About Mimecast

Mimecast is a cybersecurity provider that helps thousands of organizations worldwide make email safer, restore trust and bolster cyber resilience. Mimecast’s expanded cloud suite enables organizations to implement a comprehensive cyber resilience strategy. From email and web security, archive and data protection to awareness training, uptime assurance and more, Mimecast helps organizations stand strong in the face of cyberattacks, human error and technical failure. www.mimecast.com

Mimecast and the Mimecast logo are registered trademarks of Mimecast. All other third-party trademarks and logos contained in this press release are the property of their respective owners.

Non-GAAP Financial Measures

We have provided in this press release financial information that has not been prepared in accordance with GAAP. We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures provided in the financial statement tables included below in this press release.

Revenue Constant Currency Growth Rate. We believe revenue constant currency growth rate is a key indicator of our operating results. We calculate revenue constant currency growth rate by translating revenue from entities reporting in foreign currencies into U.S. dollars using the comparable foreign currency exchange rates from the prior fiscal period. To determine projected revenue growth rates on a constant currency basis for the first quarter and full year 2021, expected revenue from entities reporting in foreign currencies is translated into U.S. dollars using the comparable prior year period’s monthly average foreign currency exchange rates.

Non-GAAP gross profit and Non-GAAP gross profit percentage. We define non-GAAP gross profit as gross profit, adjusted to exclude: share-based compensation expense and amortization of acquired intangible assets. We define non-GAAP gross profit percentage as non-GAAP gross profit divided by GAAP revenue. We consider these non-GAAP financial measures to be useful metrics for management and investors because they exclude the effect of non-cash charges for share-based compensation expense and amortization of acquired intangible assets so that our management and investors can compare our recurring core business net results over multiple periods. There are a number of limitations related to the use of non-GAAP gross profit and non-GAAP gross profit percentage versus gross profit and gross profit percentage calculated in accordance with GAAP. For example, as noted above, non-GAAP gross profit and gross profit percentage excludes share-based compensation expense and amortization of acquired intangible assets. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP gross profit and non-GAAP gross profit percentage and evaluates non-GAAP gross profit and non-GAAP gross profit percentage together with gross profit and gross profit percentage calculated in accordance with GAAP.

Non-GAAP operating expenses and Non-GAAP income from operations. We provide investors with certain non-GAAP financial measures, including non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense and non-GAAP income from operations (collectively the “non-GAAP operating financial measures”). These non-GAAP operating financial measures exclude the following, as applicable (as reflected in the reconciliation tables that follow):  share-based compensation expense, amortization of acquired intangible assets, impairment of long-lived assets, restructuring expense, acquisition-related gains and expenses and litigation-related expenses. We consider these non-GAAP operating financial measures to be useful metrics for management and investors because it excludes the effect of share-based compensation expense and certain “one-time” charges so that our management and investors can compare our recurring core business net results over multiple periods. There are a number of limitations related to the use of these non-GAAP operating financial measures versus the applicable financial measures calculated in accordance with GAAP. For example, as noted above, the non-GAAP operating financial measures exclude share-based compensation expense and certain “one-time” charges. In addition, the components of the costs that we exclude in our calculation of non-GAAP operating financial measures may differ from the components that our peer companies exclude when they report their non-GAAP results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP operating financial measures and evaluates non-GAAP operating financial measures together with the applicable financial measures calculated in accordance with GAAP.

Non-GAAP net income. We define non-GAAP net income as net income (loss), adjusted to exclude: share-based compensation expense, amortization of acquired intangible assets, impairment of long-lived assets, restructuring expense, acquisition-related gains and expenses, litigation-related expenses and the income tax effect of non-GAAP adjustments. We consider this non-GAAP financial measure to be a useful metric for management and investors because it excludes the effect of share-based compensation expense, certain “one-time” charges and related income tax effects so that our management and investors can compare our recurring core business net results over multiple periods. There are a number of limitations related to the use of non-GAAP net income versus net income (loss) calculated in accordance with GAAP. For example, as noted above, non-GAAP net income excludes share-based compensation expense, certain “one-time” charges and related income tax effects. In addition, the components of the costs that we exclude in our calculation of non-GAAP net income may differ from the components that our peer companies exclude when they report their non-GAAP results of operations. Management compensates for these limitations by providing specific information regarding the GAAP amounts excluded from non-GAAP net income and evaluating non-GAAP net income together with net income (loss) calculated in accordance with GAAP.

Adjusted EBITDA and Adjusted EBITDA margin. We believe that Adjusted EBITDA and Adjusted EBITDA margin are key indicators of our operating results. We define Adjusted EBITDA as net income (loss), adjusted to exclude: depreciation, amortization, disposals and impairment of long-lived assets, acquisition-related gains and expenses, litigation-related expenses, share-based compensation expense, restructuring expense, interest income and interest expense, the provision for income taxes and foreign exchange income (expense). Prior to the adoption of ASC 842 on April 1, 2019, Adjusted EBITDA also included rent paid in the period related to locations which had been accounted for as build-to-suit facilities.  We define Adjusted EBITDA margin as Adjusted EBITDA over GAAP revenue in the period. We use Adjusted EBITDA as part of our overall assessment of our performance, for planning purposes, including the preparation of our annual operating budget, to evaluate the effectiveness of our business strategies, to communicate with our board of directors concerning our financial performance and for establishing incentive compensation metrics for executives and other senior employees.

Free cash flow. We define free cash flow as net cash provided by operating activities minus capital expenditures. We consider free cash flow to be a liquidity measure that provides useful information to management and investors about the amount of cash generated by the business that, after the acquisition of property, equipment and capitalized software, can be used for strategic opportunities, including investing in our business, and strengthening the balance sheet. Analysis of free cash flow facilitates management’s comparisons of our operating results to competitors’ operating results. A limitation of using free cash flow versus the GAAP measure of net cash provided by operating activities as a means for evaluating our company is that free cash flow does not represent the total increase or decrease in the cash balance from operations for the period because it excludes cash used for capital expenditures during the period. Management compensates for this limitation by providing information about our capital expenditures on the face of the cash flow statement and in the liquidity and capital resources discussion included in our annual and quarterly reports filed with the Securities and Exchange Commission.

Safe Harbor for Forward-Looking Statements

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, the impact of the global COVID-19 pandemic on Mimecast’s operations and financial performance, the impact of foreign exchange rates, Mimecast’s Email Security 3.0 initiatives, and Mimecast’s future financial performance on both a GAAP and non-GAAP basis under the heading “Business Outlook” above, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plan,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Mimecast intends all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including, but not limited to, uncertainties and risks relating to the impact of COVID-19 pandemic on the Company’s business, operations, employees and financial results, the ability to attract new customers and retain existing customers, particularly during challenging economic times, competitive conditions, data breaches, compliance with data privacy and data transfer laws and regulations, service disruptions, the effect of the withdrawal of the United Kingdom from the European Union, risks associated with failure to protect the Company’s intellectual property or claims that the Company infringes the intellectual property of others, the successful integration of DMARC Analyzer and Segasec and other acquisitions the Company may complete, the global nature of the Company’s business, including foreign currency exchange rate fluctuations and the potential disparate economic impact of the COVID-19 pandemic on the jurisdictions in which the Company operates, and the other risks, uncertainties and factors detailed in Mimecast’s filings with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, Mimecast’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. Mimecast is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

MIMECAST LIMITED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three months ended March 31,		Year ended March 31,
	2020	2019	2020	2019
Revenue	$114,217	$92,193	$426,963	$340,377
Cost of revenue	29,326	24,702	109,382	90,874
Gross profit	84,891	67,491	317,581	249,503
Operating expenses
Research and development	21,284	15,989	80,790	57,939
Sales and marketing	41,891	35,823	169,179	139,194
General and administrative	16,591	15,472	65,314	53,759
Restructuring	—	—	—	(170)
Total operating expenses	79,766	67,284	315,283	250,722
Income (loss) from operations	5,125	207	2,298	(1,219)
Other income (expense)
Interest income	623	875	3,446	2,515
Interest expense	(926)	(1,884)	(4,507)	(5,940)
Foreign exchange expense and other, net	(1,237)	(1,118)	(1,078)	(356)
Total other income (expense), net	(1,540)	(2,127)	(2,139)	(3,781)
Income (loss) before income taxes	3,585	(1,920)	159	(5,000)
Provision for income taxes	1,060	10	2,359	2,001
Net income (loss)	$2,525	$(1,930)	$(2,200)	$(7,001)

Net income (loss) per ordinary share
Basic	$0.04	$(0.03)	$(0.04)	$(0.12)
Diluted	$0.04	$(0.03)	$(0.04)	$(0.12)

Weighted-average number of ordinary shares outstanding
Basic	62,636	60,733	62,024	59,960
Diluted	64,382	60,733	62,024	59,960

MIMECAST LIMITED

CONSOLIDATED BALANCE SHEETS

(in thousands, except share and per share amounts)

(unaudited)

	As of March 31,
	2020	2019
Assets
Current assets
Cash and cash equivalents	$173,958	$137,576
Short-term investments	—	35,941
Accounts receivable, net	97,659	80,953
Deferred contract costs, net	11,133	8,140
Prepaid expenses and other current assets	16,145	25,871
Total current assets	298,895	288,481

Property and equipment, net	85,178	94,202
Operating lease right-of-use asset	116,564	—
Intangible assets, net	38,394	30,623
Goodwill	150,525	107,575
Deferred contract costs, net of current portion	36,664	28,250
Other assets	3,614	5,156
Total assets	$729,834	$554,287

Liabilities and shareholders' equity
Current liabilities
Accounts payable	$14,907	$9,457
Accrued expenses and other current liabilities	41,607	44,309
Deferred revenue	194,151	163,102
Current portion of finance lease obligations	1,058	844
Current portion of operating lease liabilities	30,379	—
Current portion of long-term debt	6,573	4,059
Total current liabilities	288,675	221,771

Deferred revenue, net of current portion	12,816	12,472
Long-term finance lease obligations	323	1,381
Operating lease liabilities	105,321	—
Long-term debt	86,258	92,797
Construction financing lease obligations	—	36,650
Other non-current liabilities	4,386	15,581
Total liabilities	497,779	380,652

Commitments and contingencies

Shareholders' equity
Ordinary shares, $0.012 par value, 300,000,000 shares authorized; 62,791,691 and 61,158,051 shares issued and outstanding as of March 31, 2020 and 2019, respectively	754	734
Additional paid-in capital	325,808	263,388
Accumulated deficit	(83,660)	(83,632)
Accumulated other comprehensive loss	(10,847)	(6,855)
Total shareholders' equity	232,055	173,635
Total liabilities and shareholders' equity	$729,834	$554,287

MIMECAST LIMITED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three months ended March 31,		Year ended March 31,
	2020	2019	2020	2019
Operating activities
Net income (loss)	$2,525	$(1,930)	$(2,200)	$(7,001)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	8,834	7,910	32,245	29,953
Share-based compensation expense	9,871	7,468	39,544	25,954
Amortization of deferred contract costs	2,709	1,860	9,587	6,390
Amortization of debt issuance costs	115	97	501	336
Amortization of operating lease right-of-use assets	7,832	—	31,940	—
Other non-cash items	(48)	(35)	(54)	(400)
Unrealized currency losses on foreign denominated transactions	2,063	697	1,567	880
Changes in assets and liabilities:
Accounts receivable	(21,754)	(15,805)	(20,467)	(18,771)
Prepaid expenses and other current assets	(1,795)	(2,676)	8,808	(2,046)
Deferred contract costs	(6,227)	(6,625)	(22,751)	(20,219)
Other assets	819	(731)	(1,161)	(2,045)
Accounts payable	2,760	(367)	4,215	2,093
Deferred revenue	22,769	25,327	38,457	45,901
Operating lease liabilities	(7,972)	—	(25,941)	—
Accrued expenses and other liabilities	2,547	3,138	(3,752)	5,210
Net cash provided by operating activities	25,048	18,328	90,538	66,235
Investing activities
Purchases of strategic investments	—	—	(3,025)	—
Purchases of investments	—	(21,916)	—	(42,856)
Maturities of investments	—	7,000	36,000	66,000
Purchases of property, equipment and capitalized software	(12,951)	(4,916)	(53,234)	(28,795)
Payments for acquisitions, net of cash acquired	(24,150)	(6,760)	(45,280)	(115,673)
Net cash used in investing activities	(37,101)	(26,592)	(65,539)	(121,324)
Financing activities
Proceeds from issuance of ordinary shares	5,324	11,282	25,428	24,986
Withholding taxes related to net share settlement of ESPP purchases and vesting of RSUs	(536)	—	(2,476)	(298)
Payments on debt	(1,250)	(625)	(4,375)	(1,875)
Payments on finance lease obligations	(171)	(590)	(844)	(1,275)
Payments on construction financing lease obligations	—	(654)	—	(2,301)
Proceeds from issuance of debt, net of issuance costs	—	—	—	97,748
Net cash provided by financing activities	3,367	9,413	17,733	116,985
Effect of foreign exchange rates on cash	(7,219)	743	(6,350)	(2,659)
Net (decrease) increase in cash and cash equivalents	(15,905)	1,892	36,382	59,237

Cash and cash equivalents at beginning of period	189,863	135,684	137,576	78,339
Cash and cash equivalents at end of period	$173,958	$137,576	$173,958	$137,576

Key Performance Indicators

In addition to traditional financial metrics, such as revenue and revenue growth trends, we monitor several other non-GAAP financial measures and non-financial metrics to help us evaluate growth trends, establish budgets, measure the effectiveness of our sales and marketing efforts and assess operational efficiencies. The key performance indicators that we monitor are as follows:

	Three months ended March 31,		Year ended March 31,
	2020	2019	2020	2019
	(dollars in thousands)
Revenue constant currency growth rate (1)	26%	32%	28%	32%
Revenue retention rate (2)	107%	111%	107%	111%
Total customers (3)	38,100	34,400	38,100	34,400
Gross profit percentage	74%	73%	74%	73%
Adjusted EBITDA (1)	$23,999	$15,750	$78,088	$54,008

(1)

Adjusted EBITDA and revenue constant currency growth rates are non-GAAP measures. For a reconciliation of Adjusted EBITDA and revenue constant currency growth rates to the nearest comparable GAAP measures, see “Reconciliation of Non-GAAP Financial Measures” below.

(2)

We calculate our revenue retention rate by annualizing constant currency revenue recorded on the last day of the measurement period for only those customers in place throughout the entire measurement period. This revenue includes renewed revenue contracts as well as additional revenue derived from the sale of additional seat licenses as well as additional services sold to these existing customers. We divide the result by revenue on a constant currency basis on the first day of the measurement period for all customers in place at the beginning of the measurement period. The measurement period is the trailing twelve months. The revenue on a constant currency basis is based on the average exchange rates in effect during the respective period.

(3)

Reflects the customer count on the last day of the period rounded to the nearest hundred customers. We define a customer as an entity with an active subscription contract as of the measurement date. A customer is typically a parent company or, in a few cases, a significant subsidiary that works with us directly. In determining the number of customers, we do not include customers we acquired from DMARC Analyzer that transact with us on a credit card basis.

Reconciliation of Non-GAAP Financial Measures

The following table presents a reconciliation of revenue growth rate, as reported, to revenue constant currency growth rate:

	Three months ended March 31,		Year ended March 31,
	2020	2019	2020	2019
	(dollars in thousands)
Reconciliation of Revenue Constant Currency Growth Rate:
Revenue, as reported	$114,217	$92,193	$426,963	$340,377
Revenue year-over-year growth rate, as reported	24%	26%	25%	30%
Estimated impact of foreign currency fluctuations	2%	6%	3%	2%
Revenue constant currency growth rate	26%	32%	28%	32%

Exchange rate for period
USD	1.000	1.000	1.000	1.000
ZAR	0.065	0.071	0.068	0.073
GBP	1.282	1.302	1.272	1.313
AUD	0.659	0.713	0.682	0.730

The following tables present a reconciliation of selected GAAP results to Non-GAAP results (dollars in thousands):

	Three months ended March 31,		Year ended March 31,
	2020	2019	2020	2019
Reconciliation of Non-GAAP Gross Profit:
GAAP gross profit	$84,891	$67,491	$317,581	$249,503
GAAP gross profit percentage	74%	73%	74%	73%

Plus:
Share-based compensation expense	901	427	3,445	1,684
Amortization of acquired intangible assets	943	588	2,888	1,488
Non-GAAP gross profit	$86,735	$68,506	$323,914	$252,675
Non-GAAP gross profit percentage	76%	74%	76%	74%

	Three months ended March 31,		Year ended March 31,
	2020	2019	2020	2019
GAAP research and development	$21,284	$15,989	$80,790	$57,939
Less:
Share-based compensation expense	2,870	1,738	10,900	6,199
Amortization of acquired intangible assets	—	—	—	—
Acquisition-related expenses	—	—	—	—
Litigation-related expenses	—	—	—	—
Non-GAAP research and development	$18,414	$14,251	$69,890	$51,740

	Three months ended March 31,		Year ended March 31,
	2020	2019	2020	2019
GAAP sales and marketing	$41,891	$35,823	$169,179	$139,194
Less:
Share-based compensation expense	2,972	2,015	13,141	7,856
Amortization of acquired intangible assets	31	29	110	85
Acquisition-related expenses	—	—	—	—
Litigation-related expenses	—	—	—	—
Non-GAAP sales and marketing	$38,888	$33,779	$155,928	$131,253

	Three months ended March 31,		Year ended March 31,
	2020	2019	2020	2019
GAAP general and administrative	$16,591	$15,472	$65,314	$53,759
Less:
Share-based compensation expense	3,128	3,288	12,058	10,215
Amortization of acquired intangible assets	—	—	—	—
Acquisition-related expenses	28	190	769	2,012
Litigation-related expenses	—	1,000	2,700	1,000
Non-GAAP general and administrative	$13,435	$10,994	$49,787	$40,532

	Three months ended March 31,		Year ended March 31,
	2020	2019	2020	2019
GAAP income (loss) from operations	$5,125	$207	$2,298	$(1,219)
Plus:
Share-based compensation expense	9,871	7,468	39,544	25,954
Amortization of acquired intangible assets	974	617	2,998	1,573
Acquisition-related expenses	28	190	769	2,012
Restructuring	—	—	—	(170)
Litigation-related expenses	—	1,000	2,700	1,000
Non-GAAP income from operations	$15,998	$9,482	$48,309	$29,150

The following table presents a reconciliation of Net income (loss) to Non-GAAP net income (in thousands, except per share amounts):

	Three months ended March 31,		Year ended March 31,
	2020	2019	2020	2019
Reconciliation of Non-GAAP Net Income (Loss):
Net income (loss)	$2,525	$(1,930)	$(2,200)	$(7,001)
Share-based compensation expense	9,871	7,468	39,544	25,954
Amortization of acquired intangible assets	974	617	2,998	1,573
Acquisition-related expenses (1)	28	190	769	2,012
Litigation-related expenses (2)	—	1,000	2,700	1,000
Restructuring	—	—	—	(170)
Gain on previously held asset	—	—	—	(338)
Income tax effect of Non-GAAP adjustments	(3,688)	(2,715)	(11,915)	(6,652)
Non-GAAP net income	$9,710	$4,630	$31,896	$16,378
Non-GAAP net income per ordinary share - basic	$0.16	$0.08	$0.51	$0.27
Non-GAAP net income per ordinary share - diluted	$0.15	$0.07	$0.50	$0.26
Weighted-average number of ordinary shares used in computing Non-GAAP net income per ordinary share:
Basic	62,636	60,733	62,024	59,960
Diluted	64,382	63,302	64,019	62,792

(1)

Acquisition-related expenses relate primarily to legal and other professional fees incurred for acquisition activity. See Note 6 of the notes to our consolidated financial statements, which will be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2020, for further information.

(2)

Litigation-related expenses relate to amounts incurred for litigation settlement. See Note 14 of the notes to our consolidated financial statements, which will be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2020, for further information.

The following table presents a reconciliation of Net income (loss) to Adjusted EBITDA (in thousands):

	Three months ended March 31,		Year ended March 31,
	2020	2019	2020	2019
Reconciliation of Adjusted EBITDA:
Net income (loss)	$2,525	$(1,930)	$(2,200)	$(7,001)
Depreciation, amortization and disposals of long-lived assets	8,785	7,910	32,278	29,960
Rent expense related to build-to-suit facilities	—	(1,332)	—	(4,482)
Interest expense, net	303	1,009	1,061	3,425
Provision for income taxes	1,060	10	2,359	2,001
Share-based compensation expense	9,871	7,468	39,544	25,954
Restructuring	—	—	—	(170)
Foreign exchange expense	1,427	1,425	1,577	1,647
Acquisition-related expenses (1)	28	190	769	2,012
Litigation-related expenses (2)	—	1,000	2,700	1,000
Gain on previously held asset	—	—	—	(338)
Adjusted EBITDA	$23,999	$15,750	$78,088	$54,008

(1)

Acquisition-related expenses relate primarily to legal and other professional fees incurred for acquisition activity. See Note 6 of the notes to our consolidated financial statements, which will be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2020, for further information.

(2)

Litigation-related expenses relate to amounts incurred for litigation settlement. See Note 14 of the notes to our consolidated financial statements, which will be included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2020, further details.

The following table presents a reconciliation of Net cash provided by operating activities to Free Cash Flow (in thousands):

	Three months ended March 31,		Year ended March 31,
	2020	2019	2020	2019
Reconciliation of Free Cash Flow:
Net cash provided by operating activities	$25,048	$18,328	$90,538	$66,235
Purchases of property, equipment and capitalized software	(12,951)	(4,916)	(53,234)	(28,795)
Free Cash Flow	$12,097	$13,412	$37,304	$37,440

Share-based compensation expense for the three and twelve months ended March 31, 2020 and 2019 (in thousands):

	Three months ended March 31,		Year ended March 31,
	2020	2019	2020	2019
Cost of revenue	$901	$427	$3,445	$1,684
Research and development	2,870	1,738	10,900	6,199
Sales and marketing	2,972	2,015	13,141	7,856
General and administrative	3,128	3,288	12,058	10,215
Total share-based compensation expense	$9,871	$7,468	$39,544	$25,954

Amortization of acquired intangible assets for the three and twelve months ended March 31, 2020 and 2019 (in thousands):

	Three months ended March 31,		Year ended March 31,
	2020	2019	2020	2019
Cost of revenue	$943	$588	$2,888	$1,488
Sales and marketing	31	29	110	85
Total amortization of acquired intangible assets	$974	$617	$2,998	$1,573

The following table presents a reconciliation of Net cash provided by operating activities to guided Free Cash Flow (in millions):

Year ending March 31,
2021
Reconciliation of Free Cash Flow:
Net cash provided by operating activities	$ 109 - 112
Purchases of property, equipment and capitalized software	(33 - 34)
Free Cash Flow	$ 76 - 78

Mimecast Social Media Resources

-	LinkedIn: Mimecast
-	Facebook: Mimecast
-	Twitter: @Mimecast
-	Blog: Cyber Resilience Insights

Press Contact

Alison Raymond Walsh
Press@Mimecast.com
617-393-7126

Investor Contact

Robert Sanders

Investors@Mimecast.com

617-393-7074